Exhibit 10.07









                      SUPPLEMENTAL PENSION PLAN



                      EQUITABLE RESOURCES, INC.











                   Effective Date:  January 1, 1984


                       As Amended and Restated

I.    EFFECTIVE DATE OF PLAN

      1.1. Effective Date. The effective date of the Plan is January 1, 1984.

II.   DEFINITIONS

      2.1 Affiliated Company: Any company which is wholly-owned or less than wholly-owned but is controlled by the Company, and any other organization so designated by the Company.

      2.2 Beneficiary: The spouse or other beneficiary entitled to a benefit under the applicable
           Qualified Plan in the event of the death of a participant in such Qualified Plan.

      2.3 Company: Equitable Resources, Inc., or any corporation which succeeds to the position of Equitable Resources, Inc.

      2.4  Internal Revenue Code:  The Internal Revenue
           Code, as amended, or as it may be amended from time to time, and any regulations issued thereunder.

      2.5 Participant: All salaried employees of the Company or Affiliated Company who participate in a Qualified Plan. A Participant may be also referred to as "a Member" herein.

      2.6  Plan: The Equitable Resources, Inc. Supplemental
           Pension Plan as set forth herein, and as may be hereafter amended.

      2.7 Qualified Plan: Any defined benefit pension plan of the Company or an Affiliated Company which is qualified under Section 401 of the Internal Revenue Code.

      2.8 Capitalized terms not defined herein shall have the meaning given to such terms in the Retirement Plan for Non-Union Employees of
           Equitable Resources, Inc., Equitable Resources
           Energy Company, Equitrans, Inc. and Equitable
           Resources Marketing Company, as amended and restated.

III.  PLAN BENEFIT

      3.1 The monthly benefit payable to a Participant shall be an amount not less than zero equal to
           (a) reduced by (b) as follows:

           (a) The amount of retirement benefit that would have been payable to the Participant under any Qualified Plan in which he participates if that Qualified Plan had provided a retirement benefit without regard to any applicable maximum benefit limitations under Section 415 of the Internal Revenue
                Code; reduced by

           (b) The amount of retirement benefit payable to the Participant under any Qualified Plan in which he participates taking into account any applicable maximum benefit limitations under Section 415 of the Internal Revenue
                Code.

           (c)  No benefit may be paid under this Plan
                which is payable under any Supplemental
                Executive Retirement Plan maintained by the Company.

IV.   FORM OF PAYMENT OF BENEFITS

      4.1 Normal Form: The normal form of retirement benefit shall be a single life annuity, payable monthly, for the life of the Member. If a Member dies prior to the receipt of the full actuarial value of such annuity determined at the time of retirement, the remaining value of the annuity shall be paid in a lump sum to the Member's beneficiary or to the Member's estate if the beneficiary should predecease the Member.


      4.2  Qualified Joint and Survivor Annuity:  If a
           Member is married on the later of his applicable
           Retirement Date or the date his retirement benefit payments commence under the Plan, his retirement benefit payment shall be in the form of a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of the normal form of retirement benefit payment. A Member who would receive the Qualified Joint Survivor
           Annuity as provided herein may elect to receive his retirement benefit in the normal form or in one of the following survivorship optional forms and any such election shall be an affirmative election not to receive his benefit in the Qualified Joint and Survivor Annuity form;
           provided, however, that any such election shall be made prior to the commencement of a Member's services with the Company for which benefits are to be provided under this Plan; and provided that any such election (other than an election to make the spouse a Joint Annuitant pursuant to
           Section 4.3 to receive a monthly benefit after the death of the Member equal to 75% or 100% of the pension paid to the Member) made after December 31, 1984 shall be effective only if the Member obtains his spouse's consent thereto. If both the Member and his Beneficiary die prior to their joint receipt of the full actuarial value of such annuity determined at the time of retirement, the remaining value of the annuity shall be paid to the Member's estate.

      4.3 Survivorship Options: A Member may elect in the manner hereinafter provided to have the value of his retirement benefit payment apply to the payment of a reduced pension to him during his life, and after his death to his designated surviving Joint Annuitant in an amount equal to 100% of, or 75% of, or 50% of, or 25% of such reduced pension. The reduced pensions to be paid to the Member and to the surviving Joint
           Annuitant shall be determined on the basis of actuarial values selected by the Committee according to the ages of the Member and of the Member's designated Joint Annuitant at the time the Member retires. If both the Member and his Beneficiary die prior to their joint receipt of the full actuarial value of such annuity determined at the time of retirement, the remaining value of the annuity shall be paid to the Member's estate.

           In order for an effective election of an optional form of benefit to be made hereunder, the following requirements must be met. The present value of benefit payments to be made to the Member determined as of the date benefit payments will commence must exceed fifty percent
           (50%) of the present value of all payments to be made under the option, except where the designated Joint Annuitant is the Member's spouse. The Member must furnish all information requested by the Committee at the times and in the form and manner required by it, including specific designation of the percentage of the benefit payable to the Member under the option which is to be paid to the Joint Annuitant. A
           Member may designate only one Joint Annuitant with respect to his election of an option. Any election shall be made prior to the commencement of a Member's services with the Company for which benefits are to be provided under this Plan.

      4.4  Pre-retirement Spouse's Benefit:

           (a)  Death On or After Age Fifty-five:  If a
                Member who is married on the date of his death and who has attained age fifty-five dies while actively employed by the Company, his spouse shall receive the survivor portion of the Qualified Joint and Survivor Annuity determined as if the Member had retired upon the first day of the calendar month in which he died and elected the immediate commencement of his benefit payments.

           (b)  Death On or After Age Fifty-Five or
                Completion of Twenty-Five Years: Effective on and after March 1, 1985, if a Member who is married on the date of this death and who has attained age fifty-five or completed twenty-five years of Continuous
                Service dies while actively employed by the Company, his spouse shall receive a benefit, payable in the form of a single life annuity, in an amount equal to fifty percent (50%) of the Member's Accrued
                Benefit determined as of the first day of the calendar month in which he died but without reduction for age due to benefit commencement prior to the date such Member would have attained age sixty-five, if applicable.

           (c)  Eligibility for Alternative Benefits:
                Effective on and after August 23, 1984, if a Member who is credited with at least one hour of service (or one hour of paid leave) on or after August 23, 1984, is legally married on the date of his death (a
                "Qualified Spouse") and who has ten (10) or more years of Continuous Service and a nonforfeitable right to a benefit under the Plan, and who dies prior to said benefit's annuity starting date, his Qualified Spouse shall receive the Survivor's Benefit provided herein in an amount determined in paragraph (d).

           (d)  Amount:  The amount of the Survivor's
                Benefit payable in the form of a life
                annuity to the surviving Qualified Spouse of Members satisfying (c) shall equal (1) or (2) whichever applies:

                (1)  Death on or After Age Fifty-Five or
                     Completion of Twenty-Five Years of
                     Service:  An amount computed in
                     accordance with Section 4.4(b) without
                     regard to whether the Member dies
                     while actively employed by the
                     Company.

                (2)  Death Before Age Fifty-Five or
                     Completion of Twenty-Five Years of
                     Service:  An amount equal to the
                     survivor's portion of the Qualified
                     Joint and Survivor Annuity which the
                     Member would have received computed as
                     if he had terminated employment with
                     the Company on the date of his death
                     with a Deferred Vested Benefit,
                     survived to age Fifty-Five (55) and
                     made an election under a Qualified
                     Plan for immediate commencement of
                     benefit payments subject to the
                     reduction, if any, provided in such
                     Qualified Plan for early commencement
                     of benefit payments, commenced receipt
                     of his Deferred Vested Benefit in the
                     form of said Qualified Joint and
                     Survivor Annuity on the first day of
                     the next month and then died the next
                     day.

      4.5  Commencement and Termination of Benefit:
           Retirement benefits shall commence on the Member's Retirement Date. The Survivor Annuity payable to a spouse and the Survivor Annuity payable to the Member's designated Joint annuitant shall commence on the first day of the month next succeeding the month in which the Member's death occurs. The pre-retirement spouse's benefit payable under Section 4.4 above shall commence on the first day of the month next succeeding the month in which the Member would have attained age fifty-five (55) or the month which he died, whichever is the later to occur. All benefit payments shall cease with payment due immediately preceding the date of death of the last person entitled to benefits under the form of benefit payment being made.
           Notwithstanding the foregoing, in the event no effective election of a date for commencement of benefits is made by a Member, the payment of benefits hereunder shall commence within thirty
           (30)days after the close of the Plan Year in which occurs the latest of:

           (a)  attainment of the Member's Normal
                Retirement Date or if the Member is not an employee his sixty-fifth (65) birthday; or

           (b) the Member's termination of employment with the Company; provided, however, the retirement benefit payments under the Plan shall commence no later than April 1 of the calendar year following the calendar year in which the Member retires.

                At the first day of the month succeeding the month in which such Member's sixty-fifth (65) birthday occurred, in the event the whereabouts of a Member whose only entitlement is to a Deferred Vested Benefit are not known, a reasonable effort will be made by the Committee to locate such Member. In the event the Member cannot be located, the Member's benefit payments shall be held by the Plan until the earlier of the time the whereabouts of the Member are made known to the Committee by the Member or his lawful agent or seven (7) years subsequent to his Normal Retirement
                Date, after which such Member shall be
                presumed dead and any other benefit which becomes payable by reason of such death under the rules of the Plan relating to form of benefit payment shall be paid thereafter.

      4.6 Payments in the Event of Incapacity: In the event it is determined that a Member, retired
           Member or other person entitled to benefits under the Plan, in the judgement of the Committee, is unable to care for his affairs because of illness, accident, or incapacity
           (either mental or physical), or for any other reason, the Committee shall cause any payment of a benefit or refund of contributions to be paid in the form of a life annuity, payable monthly to a duly appointed guardian, committee, or other legal representative of such person, or, if there is no such legal representative, to his spouse or child or such other object of natural bounty as the Committee may determine, or to such person, persons or institutions as, in the judgement of the Committee, are then maintaining or have custody of such Member, retired Member or other person entitled to benefits.

      4.7 Nonforfeitability of Benefits: Except as provided by the Plan, all Member retirement benefits in pay status and all benefits after attainment of the Normal Retirement Age shall be nonforfeitable except in the event of death, which shall result in a forfeiture of all such Member's benefits. These provisions shall have no application to any survivorship annuities, including the Qualified Joint and Survivor
           Annuity which may be payable by reason of the operation of the rules of this Plan, which benefits shall terminate by reason of the death of the survivor annuitant. All benefits provided by the Plan are personal in nature and shall be payable only to and during the life of the applicable recipient and no other person shall inure to any right therein. For purposes of this Section, "Normal Retirement Age" shall mean the date on which the Member attains age sixty-five (65).

      4.8 Special Rule for Small Payments: If a benefit otherwise payable under this Plan is ten dollars
           ($10.00) or less per month, it shall be paid annually in a lump sum equal to its commuted value.

           Effective on or after January 1, 1985, where the present value of any benefit otherwise payable under the Plan, including without limiting the foregoing, any pre-retirement surviving spouse's benefit, does not exceed $3,500 (and payment of the benefit has not commenced) the Committee shall direct the Trustee to distribute the entire present value in one lump sum payment.

           As used herein, "present value" shall mean the value of a benefit determined as of the date of distribution utilizing an interest rate not greater than the interest rate which would be used (as of the date of the distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on Plan termination.

      4.9 A Participant may request at any time to be granted his entire benefit under this Plan in a lump sum form (whether or not he has commenced receiving an annuity under the Plan). An election of a lump sum payment of benefits hereunder must be approved by the Compensation
           Committee of the Board of Directors at its sole discretion. However, if the Internal Revenue
           Service determines at any time that a
           Participant has constructively received, for any reason and under any rationale, the total value of his benefit payable under this Plan, the Participant shall have an absolute right to elect to receive his benefit in a lump sum form without any action required by the Compensation
           Committee of the Board of Directors.

V.    DEATH BENEFITS

      5.1 The monthly death benefit payable to the Beneficiary of a Participant, if any, shall be determined in accordance with Section 3.1 above assuming that the term "Beneficiary" has been substituted for the term "Participant" each place it appears.

      5.2 Any death benefit payable to the Beneficiary of a Participant under Section 5.1 shall be paid to the Beneficiary in the form of a monthly annuity for the life of the Beneficiary.

VI.   COST OF THE PLAN

      6.1 The entire cost of benefits and administrative expenses for this Plan shall be paid for by the Company as incurred. No contributions by Participants will be permitted or required.

VII.  ADMINISTRATION

      7.1  This Plan shall be administered by the
           Administrator appointed under the Qualified
           Plan.  In addition, the terms of the Qualified
           Plan shall govern in situations not specifically provided for herein, but only to the extent such terms are not inconsistent with the provisions and intent of this Plan.

VIII. GENERAL PROVISIONS

      8.1 This Plan is intended to be an "excess benefit plan" as that term is used in Section 3(36) of the Employee Retirement Income Security Act of
           1974, as amended.

      8.2 This Plan is purely voluntary on the part of the Company. The Company expects and intends to continue the Plan indefinitely, but necessarily reserves the right to amend, alter, suspend or terminate the Plan in whole or in part, at any time.

      8.3 All rights of a Participant or a Beneficiary under this Plan shall be mere unsecured creditors' rights against the Company, with no rights to the assets of the Company (or any trust in which assets are held for purposes of this Plan) superior to that of any other general unsecured creditor.

      8.4 Participant's rights payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. Such rights may not be subject to the debts, contracts, liabilities, engagements or torts of the Participants or the Participant's beneficiaries.